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                                                                      EXHIBIT 12

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                  (In millions)


                                                                             FOR THE YEARS ENDED DECEMBER 31,
                                                         1998             1997             1996             1995             1994
                                                       --------         --------         --------         --------         --------
INCOME FROM CONTINUING OPERATIONS BEFORE TAXES:        $1,021.1         $  704.2         $  880.2         $  654.9         $  446.6
                                                       --------         --------         --------         --------         --------
Add (subtract):
  Portion of rents representative of
    interest                                               33.3             32.2             33.4             25.6             24.6
  Interest on bonds, mortgages &
    similar debt                                          125.5            100.9             68.4             52.6             50.1
  Other Interest                                           60.7             72.8            100.0             55.7             33.9
  Interest expense included in cost of
    plant construction                                     (3.5)            (3.4)            (4.8)            (3.7)            (4.2)
  Income of unconsolidated venture                           --               --               --               --              3.9
                                                       --------         --------         --------         --------         --------
Income as adjusted                                     $1,237.1         $  906.7         $1,077.2         $  785.1         $  554.9
                                                       ========         ========         ========         ========         ========

FIXED CHARGES:
  Portion of rents representative of
    interest                                           $   33.3         $   32.2         $   33.4         $   25.6         $   24.6
  Interest on bonds, mortgages &
    similar debt                                          125.5            100.9             68.4             52.6             50.1
  Other Interest                                           60.7             72.8            100.0             55.7             33.9
                                                       --------         --------         --------         --------         --------
                                                       $  219.5         $  205.9         $  201.8         $  133.9         $  108.6
                                                       ========         ========         ========         ========         ========

RATIO OF EARNINGS TO FIXED CHARGES                          5.6              4.4              5.3              5.9              5.1
                                                       ========         ========         ========         ========         ========


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